Exhibit 99.1

THIS OPTION AGREEMENT dated effective the 7th day of July, 2022

BETWEEN:

SIDNEY CHAN an individual residing at 53 Cairnhill Road, #33-01 Cairnhill Plaza, Singapore, 229664 (the “Lender” or “Mr. Chan”)

AND:

ALR TECHNOLOGIES INC. a body corporate duly incorporated pursuant to the laws of the state of Nevada and having its head office at 7400 Beaufont Springs Drive, Suite 300, Richmond, Virginia, United States of America, 23225 (the “Company”)

WHEREAS:

A.	The Lender and the Company entered into a credit agreement on March 6, 2011 (the “Credit Agreement”) which was subsequently amended by agreements dated October 24, 2011, June 15, 2012, January 8, 2013, April 1, 2014, May 29, 2015, July 1, 2016 and December 11, 2019 (the “Amended Credit Agreements”) whereby the Lender agreed to make available to the Company a credit line equal to $10,500,000 for the Company’s operations. The following table provides a summary of the Credit Agreement and subsequent amendments.
Date	Cumulative Borrowing Limit	Notes
March 6, 2011	$2,500,000	The Credit Agreement
October 24, 2011	$2,500,000	Amendment to expand use of funds
June 15, 2012	$2,500,000	Amendment to modify related options outstanding
January 8, 2013	$4,000,000	Amendment to increase borrowing limit
April 1, 2014	$5,500,000	Amendment to increase borrowing limit
May 29, 2015	$7,000,000	Amendment to increase borrowing limit
July 1, 2016	$8,500,000	Amendment to increase borrowing limit
December 11, 2019	$10,300,000	Amendment to increase borrowing limit

B.	The Lender was granted the option to acquire 20,000,000 shares of common stock of the Company pursuant to an option agreement dated March 6, 2011 (the “Option Agreement”) in connection to the Credit Agreement. Subsequently, the Lender was granted the option to acquire additional shares of common stock under certain of the Amended Credit Agreements.

C.	The Lender’s spouse, Ms. Christine Kan, and the Company entered into a credit agreement on May 25, 2010 as amended on January 3, 2011 whereby the Lender’s spouse agreed to make available to the Company a credit line equal to $2,000,000 for the Company’s general corporate purposes. In connection with providing this line of credit, the Lender’s spouse was granted the option to acquire 20,000,000 shares of common stock of the agreement. Subsequently, the Lender’s Spouse was granted the option to acquire additional shares of common stock under certain of the Amended Credit Agreements.
D.	In connection with providing the line of credit and subsequent amendments to the line of credit, the Company has granted:
i)	the Lender the following outstanding options to acquire an aggregate of 4,345,001,000 shares of common stock of the Company:
Expiry Date	Options	Exercise Price
April 12, 2024	4,225,001,000	$0.002
December 11, 2024	120,000,000	$0.015

i)	the Lender’s spouse the option to acquire an aggregate of 700,000,500 shares of common stock of the Company, exercisable at $0.002 per share until April 12, 2024.
E.	As at June 30, 2022 the Company has drawn approximately $11,800,000 on the lines of credit with the Lender and his Spouse. The Company does not have the ability to repay the amounts borrowed and the amounts will remain outstanding until such time as the Company can repay them;

F.	The Lender is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

NOW THEREFORE in consideration of the mutual covenants and agreements herein, the parties agree as follows:

1.	Nothing in this Option Agreement is intended to amend, modify or alter the option to exercise 4,345,001,000 shares of common stock of the Company held by Mr. Chan or the option to exercise 700,000,500 shares of common stock of the Company held by Ms. Kan;
2.	The Company will issue the Lender the right and the option to acquire an additional 115,500,000 shares of common stock of the Company at a price of $0.05 per share until December 31, 2026 (the “Option”).

3.	The shares of common stock of the Company acquired upon exercise of the Option are referred herein as the “Optioned Shares”.
4.	The Company and the Lender agrees that the Option will be issued on the following terms and conditions:

(a)	the Lender and may pay the exercise price to exercise the Option by applying or offsetting unpaid principal and / or accrued interest hereunder;

(b)	The Options may be exercised by the Lender by giving notice in writing to the Company of the number of shares in respect of which the options are being exercised and by (i) enclosing a certified cheque for the amount of the option price payable in favour of the Company or (ii) by notifying the Company that a portion of the indebtedness outstanding under the Line of Credit equal to the option price should be applied toward the option price and upon the issuance of the shares of common stock, such indebtedness shall be reduced accordingly;

(c)	The Company will reserve in its treasury, sufficient shares to permit the issuance and allotment of shares to the Lender and his spouse in the event the Option is exercised;

(d)	The Option will be transferable or assignable by the Lender in whole or in part at the sole discretion of the Lender;

(e)	The Options cannot be terminated or cancelled by the Company;

(f)	The shares of common stock delivered pursuant to the exercise of the Options may bear a restrictive legend which could restrict the transferability or ability to sell those shares for a period of time in accordance with the rules of applicable securities acts;

(g)	The Lender agrees that the Company’s shares of common stock have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency;

(h)	In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Lender and the price thereof will be adjusted, in an equitable manner, in accordance with such subdivision, consolidation or other change in the share capital of the Company. The adjustments, if any, shall be determined by the auditors of the Company whose decision shall be binding on the parties hereto;

(i)	The Lender will complete, execute and deliver to the Company such further documents and assurances as maybe necessary to carry out the terms of the Options;

(j)	The Company shall not issue any shares pursuant to the exercise of the Options unless the exercise of such Options and the issuance and delivery of such shares of common stock complies with all applicable laws, and such issuance may be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of the Optioned Shares, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of the Optioned Shares, shall relieve the Company of any liability with respect to the non-issuance or sale of such Optioned Shares. If the terms and conditions of this Amending Agreement do not, in the reasonable opinion of counsel for the Company, comply with all applicable laws, the Company and the Lender will, within thirty (30) days of a written request execute and deliver an amendment to such terms and conditions, such that the terms and conditions, as amended, will, in the reasonable opinion of counsel for the Company, be in compliance with all Applicable Laws.

5.	All notices or other communications from one party to the other ("Notices") shall be in writing and shall be delivered to the respective addresses of the parties and sent by e-mail with receipt requested to:

i.	If to the Lender:

Mr. Sidney Chan

53 Cairnhill Road

#33-01 Cairnhill Plaza

Singapore 229664

Email: sidney.chan@alrt.com

ii.      If to the Company:

ALR Technologies Inc.

300 - 7400 Beaufont Springs Drive,

Suite 300,

Richmond, Virginia,

United States of America, 23225

Attention: Ken Robulak

Email: ken.robulak@alrt.com

Notice shall be effective on the day following the business day on which it was sent. Either party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

6.	The Parties agree that this Option Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America applicable therein.

7.	In the event of any conflict between the terms of this Option Agreement and the terms of the Amending Agreements, the Credit Agreement or the Amended Credit Agreements, the terms within this Option Agreement will prevail.

8.	The Company, at its expense and at the Lender’s request, shall sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to this Option Agreement.

9.	This Option Agreement enure to the benefit of and binds the parties’ respective successors and permitted assigns.

10.	Any dispute, controversy or claim arising out of or in relation to this Option Agreement including, but not limited to, its existence, legal validity, or interpretation which was not resolved by discussion and negotiation within 30 business days, will be finally settled by a single arbitrator, selected by the Company, in accordance with the rules of the American Arbitration Association. The parties expressly agree to confer upon the arbitrator the powers to fill gaps, cure contractual omissions and to perform all other activities which the arbitrator may deem necessary and desirable for efficient resolution of the dispute. The place of arbitration will be at New York City, in the State of New York, unless otherwise mutually agreed. The parties undertake to fully abide by the award rendered by the arbitrator without delay. Failing timely compliance with the arbitrator`s award, judgment upon the award or any other appropriate procedure may be entered or sought in any court having jurisdiction thereof to secure enforcement of said award. The costs incurred with respect to arbitration will be shared equally by the parties, provided however, that each party will bear the cost of its own experts, evidence, legal fees. Notwithstanding the foregoing, in the discretion of the arbitrator, any award may include legal fees, if the arbitrator expressly determines that the party against whom the award is entered has caused the dispute to be submitted to arbitration in bad faith or as a dilatory tactic.

11.	This Option Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement in writing, and further, this Option Agreement may be executed and delivered by telecopier or facsimile transmission, scanned email attachment, portable document format (pdf) or other electronic copy, which shall be binding on the Parties as though originally executed and delivered and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

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The parties have hereunto caused these presents to be executed as of the day and year first above written.

ON BEHALF OF ALR TECHNOLOGIES INC.

“Sidney Chan”	“Ken Robulak”

Mr. Sidney Chan	Name: Ken Robulak
Member of the Board of Directors

“Alfonso Salas”

Name: Alfonso Salas
Member of the Board of Directors